Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of The Select Sector SPDR Trust


In planning and performing our audit of the financial statements of The Select Sector SPDR Trust (the Trust) for the year ended September 30, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the
financial statements and to comply with the requirements
 of Form N-SAR, not to
provide assurance on internal control.

The management of the Trust is responsible for establishing
 and maintaining internal
control.  In fulfilling this responsibility, estimates
 and judgments by management are
required to assess the expected benefits and related
 costs of controls.  Generally,
controls that are relevant to an audit pertain to the
 entitys objective of preparing
financial statements for external purposes that are fairly
 presented in conformity with
generally accepted accounting principles.  Those controls
 include the safeguarding of
assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors
 or fraud may occur and not be
detected.  Also, projection of any evaluation of internal
 control to future periods is
subject to the risk that controls may become inadequate
 because of changes in
conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily
 disclose all matters in
internal control that might be material weaknesses under
 standards established by the
Public Trust Accounting Oversight Board (United States).
  A material weakness, for
purposes of this report, is a condition in which the design
 or operation of one or more
of the internal control components does not reduce to a
 relatively low level the risk that
misstatements caused by error or fraud in amounts that would be material in relation to
the financial statements being audited may occur and not
 be detected within a timely
period by employees in the normal course of performing
 their assigned functions.
However, we noted no matters involving internal control
 and its operation, including
controls for safeguarding securities that we consider
 to be material weaknesses as
defined above as of September 30, 2004.

This report is intended solely for the information and
 use of the Board of Directors,
management and the Securities and Exchange Commission
 and is not intended to be
and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
November 19, 2004